EXHIBIT 99.4

                     FIRST AMENDMENT TO AMENDED AND RESTATED
                       EMPLOYMENT AND CONSULTING AGREEMENT

        This FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AND CONSULTING AGREEMENT (this "First Amendment") made as of the 12th day of December, 2007 by and between JEFFREY F. JOSEPH, residing at 19 Stillman Lane, Pleasantville, New York 10570 ("Executive"), and PRESIDENTIAL REALTY CORPORATION, a Delaware corporation having offices at 180 South Broadway, White Plains, New York 10605 (the "Company").

                              W I T N E S S E T H:

        WHEREAS, Executive and the Company entered into that certain Employment and Consulting Agreement, made January 31, 2005, as of January 1, 2004, which agreement was modified by a First Amendment dated January 3, 2006 and amended and restated as of December 12, 2007 (collectively, the "Agreement"); and

        WHEREAS, the parties desire to modify the Agreement.

        NOW, THEREFORE, it is agreed by the parties as follows:

        1. All capitalized terms used in this First Amendment and not otherwise defined shall have the meaning ascribed thereto in the Agreement.

        2. Notwithstanding anything in the Agreement to the contrary, but subject to the following, in addition to the right granted to Executive to voluntarily resign in accordance with Section 11(e) of the Agreement, Executive may voluntarily resign in accordance with this First Amendment, effective on a date specified by Executive (hereinafter referred to as the "Resignation Effective Date"), in a notice ("Executive's Alternate Resignation Notice"), given by Executive to the Company not less than 180 days prior to the Resignation Effective Date. In order for Executive's Alternate Resignation Notice to be effective, the Resignation Effective Date must occur during the Employment Term (as said Employment Term is described in Section 3(a) of the Agreement, or may be extended pursuant to agreement hereafter reached by the parties, subject, however, to the earlier termination thereof in accordance with the Agreement, including but not limited to for any of the reasons described in paragraphs (a)-(f) of Section 11 of the Agreement). By way of illustration only, if Executive were to die prior to 180 days from the giving of Executive's Alternate Resignation Notice, it shall be deemed as if Executive had never given Executive's Alternate Resignation Notice.

        3. (a) In the event that Executive gives the Alternate Resignation Notice, subject to the terms of the Agreement, the Company shall continue to pay Executive's salary pursuant to Section 4(a) of the Agreement, and Executive's fringe benefits pursuant to Section 7 of the Agreement, through the Resignation Effective Date, and Executive shall receive Executive's bonus in accordance with, and subject to, Section 8 of the Agreement with respect to any Bonus Year ending prior to the Resignation Effective Date. In addition, if the Resignation Effective Date occurs during the Employment Term (as described in Section 2 above), notwithstanding anything in the Agreement to the contrary, on the Resignation Effective Date, the Company shall pay Executive the following lump sum compensation:


              (i) In the event the Resignation Effective Date occurs in calendar year 2009, an amount equal to one and one-half times the amount of Executive's annual salary, in accordance with Section 4(a) of the Agreement, as of the Resignation Effective Date.

              (ii) In the event the Resignation Effective Date occurs in calendar year 2010, an amount equal to 21/12 of the amount of Executive's annual salary, in accordance with Section 4(a) of the Agreement, as of the Resignation Effective Date.

              (iii) In the event the Resignation Effective Date occurs in calendar year 2011, an amount equal to two times the amount of Executive's salary, in accordance with Section 4(a) of the Agreement, as of the Resignation Effective Date.

              (iv) In the event the Resignation Effective Date occurs in calendar year 2012 (which would happen only if the parties have first extended the Employment Term beyond its current outside expiration date of December 31,
2011), an amount equal to two and one-half times the amount of Executive's annual salary, in accordance with Section 4(a) of the Agreement, as of the Resignation Effective Date.

           (b) With respect to a payment, if any, described in clause (iv) of paragraph (a) above, an amount equal to what is one-half of Executive's annual salary, in accordance with Section 4(a) of the Agreement, as of the Resignation Effective Date, shall be paid to Executive in the Company's Class B Shares, based on the average closing price thereof during the thirty (30) day period preceding the Resignation Effective Date, rounded to the closest whole number of shares.

           (c) Except to the extent provided in paragraph (b) above, the lump sum payment to be made to Executive in accordance with this Section 3 shall be in cash.

           (d) In addition to the foregoing, on the Resignation Effective Date, the Company shall transfer to Executive title to the automobile then being provided by the Company for Executive in accordance with the Agreement. Said transfer shall be without cost to Executive, provided that Executive shall be responsible for registering title to the automobile in the name of Executive or Executive's designee and all costs associated with said automobile subsequent to said transfer.

           (e) Payments under this Section 3 shall be subject to paragraph 11(g) of the Agreement and shall, accordingly, be delayed to the first business day following the expiration of the six (6) month period immediately following Executive's Separation from Service to the extent paragraph 11(g) applies.

        4. (a) Notwithstanding anything in the Agreement to the contrary, provided that Executive gives the Executive's Alternate Resignation Notice and the Resignation Effective Date occurs during the Employment Term as described in Section 3 of the Agreement, the Consulting Term shall commence on the Resignation Effective Date and shall expire on the earlier of (a) four (4) years from the Resignation Effective Date, and (b) the occurrence of any of the events described in the Agreement, including but not limited to in Sections 3 and/or 11 thereof, as terminating the Consulting Term.

           (b) During the Consulting Term, as described in this First Amendment, the Executive shall perform those tasks and provide services to the Company as set forth in the Agreement with respect to the up to three (3) year Consulting Term described therein. In addition, the Consulting Term, as described in this First Amendment, may be terminated for the same reasons set forth in the Agreement as would result in the termination of the three (3) year Consulting Term described in the Agreement.

           (c) Subject to the following, during the Consulting Term, as described in this First Amendment, Executive shall receive from the Company the same compensation and benefits which the Executive would receive during the Consulting Term, as described in the Agreement (e.g. base consulting fees, fringe benefits as provided for in Section 7(b) of the Agreement, and reimbursement of pre-approved expenses, but no bonus). Further, as is the case with respect to the Consulting Term described in the Agreement, Executive shall have no right to receive any consulting fees or any fringe benefits following Executive's death, Permanent Disability, or upon Executive voluntarily resigning his consulting engagement in accordance with Section 11(e) of the Agreement. Notwithstanding the foregoing, but subject to the following, Executive's annual consulting fees during the Consulting Term shall be equal to 50% of Executive's base annual salary, in accordance with Section 4(a) of the Agreement, as of the Resignation Effective Date, and shall not thereafter be subject to the Cost of Living Adjustment Factor, but shall otherwise be payable, and subject to such deductions, as are described in Section 4(b) of the Agreement.

           (d) If during the Consulting Term, as described in this First Amendment, the Company undergoes a change in control event (as defined in Treasury Regulation Section 1.409A-3(i)(5)), Executive shall have no further obligation to provide consulting services to the Company, and the Company shall pay to Executive, without discount, the balance of what would have otherwise been the consulting fees payable to Executive during the balance of the four (4) year Consulting Term, as said fees are set forth in paragraph (c) of this
Section 4. Said payment shall not be subject to recoupment should Executive die or become Permanently Disabled, or should the survivor of any merger of the Company be declared bankrupt, prior to the end of what would have otherwise been the expiration of said four (4) year Consulting Term.

           (e) In addition to the foregoing, during the Consulting Term, as provided for in either the Agreement and/or this First Amendment, Executive shall not engage in any activity which the Company, in its reasonable opinion, deems to be in competition or conflict with the business and/or interests of the Company, provided that the activities of Executive with respect to Ivy, as described in the Agreement, shall not be deemed to violate the foregoing duty not to compete with the Company. During the Consulting Term, Executive shall give the Company written notice of any activity that Executive proposes to undertake that could reasonably be deemed to violate the provisions of this subparagraph 4(e), which notice shall be given to the Company at least 30 days prior to the time that Executive begins to engage in any such activity.

        5. Nothing in this First Amendment shall be deemed to negate the Company's responsibility to provide Executive, during the Retirement Period, with (i) commencing with the fourth calendar year following the calendar year that includes Executive's Separation from Service, the Retirement Payments, or
(ii) the insurance benefits described in Section 12(d) of the Agreement.

        6. The provisions of Section 13 of the Agreement permitting a Liquidation shall remain in effect, as modified by this First Amendment.

        7. Except as specifically provided in this First Amendment, the Agreement remains unmodified and in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.


                                COMPANY:

                                PRESIDENTIAL REALTY CORPORATION

                                By:/s/ Robert E. Shapiro
                                   --------------------------------------------
                                   Name: Robert E. Shapiro
                                   Title:  Chairman of the Board of Directors



                                EXECUTIVE:

                                /s/ Jeffrey F. Joseph
                                -----------------------------------------------
                                Jeffrey F. Joseph